                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         SYLVAN LEARNING SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

YOUR VOTE IS IMPORTANT. Please execute and return the enclosed proxy card promptly, whether or not you plan to attend the Sylvan Learning Systems, Inc. Annual Meeting.

                         SYLVAN LEARNING SYSTEMS, INC.

             [LOGO OF SYLVAN LEARNING SYSTEMS, INC. APPEARS HERE]

                         SYLVAN LEARNING SYSTEMS, INC.
                             1000 Lancaster Street
                           Baltimore, Maryland 21202

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 21, 1998

To the Stockholders of Sylvan Learning Systems, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders of Sylvan Learning Systems, Inc. ("Sylvan" or the "Company") will be held at the Harbor Court Hotel, 550 S. Light Street, Baltimore, Maryland 21202, on May 21, 1998 at 10:00 a.m. for the following purposes:

  I.   To elect three (3) directors of the Company.

  II. To approve and ratify amendments to Sylvan's Charter to increase the number of authorized shares of Sylvan Common Stock from 40,000,000 shares to 90,000,000 shares and to increase from 250,000 shares to 900,000 shares the number of shares of Preferred Stock which are designated as Series A Junior Participating Preferred Stock.

  III. To approve and ratify amendments to the 1993 Employee Stock Option Plan which increase the number of shares authorized for issuance upon exercise of options granted thereunder from 3,200,000 to 3,800,000 shares.

  IV.  To approve and ratify the adoption of the 1998 Stock Incentive Plan.

  V. To approve and ratify an amendment to the Employee Stock Purchase Plan which increases the number of shares authorized for purchase thereunder from 50,000 to 200,000 shares.

  VI. To ratify the selection of Ernst & Young LLP as the independent auditors of Sylvan for the fiscal year ending December 31, 1998.

  VII. To transact such other business as may properly come before the meeting.

  Accompanying this notice is a Proxy Card and Proxy Statement and a copy of Sylvan's Annual Report for the year ended December 31, 1997. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE PRIOR TO THE DATE OF THE ANNUAL MEETING. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. April 8, 1998 was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on April 8, 1998 will be entitled to vote at the Annual Meeting.

  You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your Proxy Card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Douglas L. Becker
                                          Secretary

Baltimore, Maryland
April 21, 1998

                         SYLVAN LEARNING SYSTEMS, INC.
                             1000 LANCASTER STREET
                           BALTIMORE, MARYLAND 21202
                                (410) 843-8000

                                PROXY STATEMENT

                                 INTRODUCTION

  This Proxy Statement and the accompanying proxy are furnished to stockholders of Sylvan Learning Systems, Inc. ("Sylvan") in connection with the solicitation of proxies by Sylvan's Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to: 1) elect three directors of the Company, 2) approve and ratify amendments to Sylvan's Charter to increase the number of authorized shares of Sylvan Common Stock from 40,000,000 shares to 90,000,000 shares and to increase from 250,000 shares to 900,000 shares the number of shares of Preferred Stock which are designated as Series A Junior Participating Preferred Stock (the "Charter Amendments"), 3) approve and ratify amendments to the 1993 Employee Stock Option Plan which increase the number of shares authorized for issuance upon exercise of options granted thereunder from 3,200,000 to 3,800,000 shares (the "1993 Plan Amendments"), 4) approve and ratify the adoption of the 1998 Stock Incentive Plan, 5) approve and ratify an amendment to the Employee Stock Purchase Plan which increases the number of shares authorized for purchase thereunder from 50,000 to 200,000 shares (the "Stock Purchase Plan Amendment"), 6) ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998 and 7) transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about April 21, 1998.

  The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on April 8, 1998 (the "Record Date"). On the Record Date, there were outstanding and entitled to vote 31,195,090 shares of Common Stock, par value $.01 per share (the "Sylvan Common Stock").

  The presence, in person or by proxy, of the holders of a majority of the shares of Sylvan Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of directors, each share of Sylvan Common Stock may be voted for as many individuals as there are directors to be elected. Votes may only be cast "FOR" the election of a director; cumulative voting is not permitted. Those individuals receiving the three highest number of votes "for" election to the Board of Directors shall be considered duly elected. For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Sylvan Common Stock outstanding as of the Record Date is required for approval of the Charter Amendments. The affirmative vote of a majority of the shares of Sylvan Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of directors and the Charter Amendments) being submitted to the stockholders for their consideration. An automated system administered by Sylvan's transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine wether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

  The cost of soliciting proxies and preparing the proxy materials will be borne by Sylvan. In order to ensure that sufficient shares of Sylvan Common Stock are represented at the meeting to permit approval of the proposals outlined in the Proxy Statement, Sylvan has retained the services of Corporate Investor Communications to assist in soliciting proxies for a fee of approximately $1,500.00 plus reimbursement for out-of-pocket expenses. In addition, Sylvan will require securities brokers, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. In addition to solicitation of proxies by Corporate

Investor Communications, proxies may be solicited personally or by telephone or telegram by directors, officers and employees of Sylvan or its subsidiaries without additional compensation to them.

VOTING BY PROXY

  The Board of Directors has selected R. Christopher Hoehn-Saric and Douglas
L. Becker, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he has previously given a proxy.

  With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve and ratify the adoption of the Charter Amendments, the 1993 Plan Amendments, the 1998 Stock Incentive Plan, the Stock Purchase Plan Amendment and the appointment of Ernst & Young LLP as Sylvan's independent auditors for the fiscal year ending December 31, 1998, stockholders may (i) vote "for", (ii) vote "against" or (iii) abstain from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS AND TO APPROVE AND RATIFY THE CHARTER AMENDMENTS, THE 1993 PLAN AMENDMENTS, THE 1998 STOCK INCENTIVE PLAN, THE STOCK PURCHASE PLAN AMENDMENT AND THE APPOINTMENT OF ERNST & YOUNG LLP AS SYLVAN'S INDEPENDENT AUDITORS. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

  Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the Annual Meeting.

I. ELECTION OF SYLVAN DIRECTORS

  The Board of Directors is comprised of nine (9) persons separated into three
(3) classes, with each class serving a three year term. Three (3) directors serve in Class II and are subject to re-election for a three year term beginning at the 1998 Annual Meeting. Three (3) directors serve in Class III and are subject to re-election for a three year term beginning at the 1999 Annual Meeting. Three (3) directors serve in Class I and are subject to re-election for a three year term beginning at the 2000 Annual Meeting. As of the issuance of the proxy statement for the 1997 Annual Meeting, there was a single vacancy in each of Classes I and II. The vacancy in Class II was filled by the election of Rick Inatome by the directors on June 24, 1997. Mr. Inatome was elected to serve until the Annual Meeting.

  Three (3) Class II directors are to be elected at the Annual Meeting to serve until the 2001 Annual Meeting or until their successors are duly elected and qualified. The Board of Directors intends to fill the vacancy in Class I with a suitable candidate prior to the 1999 Annual Meeting, at which time the stockholders will be asked to vote on the election of such individual. The Board of Directors has nominated the three persons named below to serve as Class II directors for the term indicated. All nominees are currently members of the Board. All current directors were elected to the Board by the stockholders, except for Mr. Inatome, as noted above. Each of the nominees has consented to serve on the Board of Directors through the 2001 Annual Meeting or until his successor is duly elected and qualified. If any one of the nominees should be unable to serve for any reason (which Management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominee (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or by resolution amending the By-laws of the Company, provide for a lesser number of directors.

  THE INDIVIDUALS RECEIVING THE THREE HIGHEST NUMBER OF VOTES "FOR" ELECTION TO THE BOARD OF DIRECTORS SHALL BE CONSIDERED DULY ELECTED.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS
                            NOMINEES FOR DIRECTORS.

INFORMATION CONCERNING NOMINEES

  The following table presents information concerning persons nominated by the Board of Directors for election at the Annual Meeting as Class II directors of the Company. Data with respect to the number of shares of the Sylvan Common Stock beneficially owned by each of the nominees, directly or indirectly, as of April 8, 1998, appear on page 12 of this Proxy Statement.

                                                      PRINCIPAL OCCUPATION, DIRECTORSHIPS
                                       NOMINATED FOR                  WITH
NAME AND AGE            DIRECTOR SINCE TERM EXPIRING PUBLIC COMPANIES AND OTHER INFORMATION
------------            -------------- ------------- --------------------------------------
Douglas L. Becker (32)     December       2001       Mr. Becker has been President of
                           1986           Annual     Sylvan since April 1993. From February
                                          Meeting    1991 until April 1993, Mr. Becker was
                                                     the Chief Executive Officer of the
                                                     Sylvan Learning Center Division of
                                                     Sylvan. Mr. Becker was a co-founder of
                                                     Health Management Corporation and is a
                                                     co-founder of Sterling Capital, Ltd.
                                                     ("Sterling"), the investment
                                                     partnership that led the acquisition
                                                     of KEE Incorporated (the Predecessor
                                                     of Sylvan) in December 1986. From
                                                     January 1987 to February 1991, Mr.
                                                     Becker directed KEE's marketing and
                                                     sales. Mr. Becker also serves as a
                                                     director and Vice Chairman of Caliber
                                                     Learning Network, Inc.

                                                       PRINCIPAL OCCUPATION, DIRECTORSHIPS
                                        NOMINATED FOR                  WITH
NAME AND AGE             DIRECTOR SINCE TERM EXPIRING PUBLIC COMPANIES AND OTHER INFORMATION
------------             -------------- ------------- --------------------------------------
James H. McGuire (54)       December       2001       Mr. McGuire serves as President of NJK
                            1995           Annual     Holding Company, which controls the
                                           Meeting    interests of Nasser J. Kazeminy (one
                                                      of the prior owners of Drake
                                                      Prometric, L.P., now owned by the
                                                      Company) in various businesses
                                                      throughout the country.

Rick Inatome (44)           June           2001       Mr. Inatome has been a Director of the
                            1997           Annual     Company since June 1997. Mr. Inatome
                                           Meeting    is the Chairman of the Board of Inacom
                                                      Corp. Mr. Inatome also serves as a
                                                      director of Atlantic Premium Brands,
                                                      AAA Michigan/Wisconsin, Henry Ford
                                                      Health Systems, R. L. Polk & Co. and
                                                      Saturn Electronics and Engineering.

INFORMATION CONCERNING REMAINING DIRECTORS

                                                       PRINCIPAL OCCUPATION, DIRECTORSHIPS
                                                                       WITH
NAME AND AGE             DIRECTOR SINCE TERM EXPIRES  PUBLIC COMPANIES AND OTHER INFORMATION
------------             -------------- ------------- --------------------------------------
R. Christopher Hoehn-       December       1999       Mr. Hoehn-Saric has served as Chief
 Saric (35)                 1986           Annual     Executive Officer since April 1993 and
                                           Meeting    was President of Sylvan from 1988
                                                      until 1993. He is a principal in
                                                      Sterling and was a co-founder of
                                                      Health Management Corporation, a
                                                      health services company. Before
                                                      becoming Sylvan's President, Mr.
                                                      Hoehn-Saric was involved in Sterling's
                                                      acquisition of several distribution,
                                                      broadcasting and photography
                                                      businesses. Mr. Hoehn-Saric also
                                                      serves as a director and Chairman of
                                                      Caliber Learning Network, Inc.

Nancy A. Cole (55)          May            1999       Ms. Cole has been employed by
                            1996           Annual     Educational Testing Service ("ETS")
                                           Meeting    since 1989, serving as President since
                                                      1994 and previously as Executive Vice
                                                      President overseeing the program
                                                      administration process for ETS. Ms.
                                                      Cole currently is on the ETS Board of
                                                      Trustees. Prior to joining ETS, Ms.
                                                      Cole served for four years as Dean of
                                                      Education and Professor at the
                                                      University of Illinois at Urbana-
                                                      Champaign. Ms. Cole's background
                                                      includes previously serving as a
                                                      member of the Graduate Record
                                                      Examination Board and as a member of
                                                      the College Board's SAT committee.

Donald V. Berlanti (60)     February       1999       Since 1975, Mr. Berlanti has been
                            1987           Annual     involved in the ownership and
                                           Meeting    management of several businesses,
                                                      including radio stations, a chain of
                                                      convenience and greeting card stores
                                                      and real estate development companies.
                                                      Mr. Berlanti is the sole general
                                                      partner of Quince Associates Limited
                                                      Partnership, a stockholder of Sylvan.

                                                 PRINCIPAL OCCUPATION, DIRECTORSHIPS
                                         TERM                    WITH
NAME AND AGE             DIRECTOR SINCE EXPIRES PUBLIC COMPANIES AND OTHER INFORMATION
------------             -------------- ------- --------------------------------------
R. William Pollock (69)     December    2000    Mr. Pollock serves as the Chairman of
                            1995        Annual  the Board of Drake Holdings Limited, a
                                        Meeting company which owns interests in
                                                various businesses throughout the
                                                world.

J. Phillip Samper (63)      March       2000    Mr. Samper currently serves as Chief
                            1993        Annual  Executive Officer and President of
                                        Meeting Avistar Systems Corp. From 1996 to
                                                1997, Mr. Samper was President and CEO
                                                of Quadlux, Inc. and from 1995 to 1996
                                                Mr. Samper was Chairman and CEO of
                                                Cray Research, Inc. Mr. Samper served
                                                as President of Sun Microsystems, Inc.
                                                from 1994 to 1995, as President and
                                                Chief Executive Officer of Kinder-Care
                                                Learning Centers, Inc. during 1990 and
                                                as Vice Chairman of Eastman Kodak
                                                Company from 1986 to 1989. Mr. Samper
                                                is also a director of the Interpublic
                                                Group of Companies and Ingram Micro
                                                Corp.

INFORMATION REGARDING THE SYLVAN BOARD, COMMITTEES AND REMUNERATION

  During calendar year 1997, there were five meetings of the Board of Directors of Sylvan. Each director attended at least 80% of the combined total number of meetings of the Board and Board Committees of which he was a member except for J. Phillip Samper and Nancy Cole, who each attended three of the five meetings. The Sylvan Board has an Audit Committee and a Compensation Committee.

  The Audit Committee meets with Sylvan's independent accountants to review whether satisfactory accounting procedures are being followed by Sylvan and whether its internal accounting controls are adequate to monitor non-audit services performed by the independent accountants and review fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. During 1997, non-employee directors James H. McGuire, Donald V. Berlanti and J. Phillip Samper were the members of the Audit Committee. There were two meetings of the Audit Committee during fiscal year 1997.

  The Compensation Committee establishes the compensation for executive officers of Sylvan and generally reviews benefits and compensation for all officers and employees. It also administers Sylvan's stock option plans. During 1997, non-employee directors Donald V. Berlanti, James H. McGuire and
J. Phillip Samper were the members of the Compensation Committee, which met on two occasions. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission (the "SEC") is included in this Proxy Statement.

  Directors who are not employees of Sylvan receive compensation of $15,000 per year for service on the Sylvan Board or any committee thereof, and are reimbursed for their out-of-pocket expenses in connection with attending meetings. Under the 1998 Stock Incentive Plan, if same is approved by the stockholders at the Annual Meeting, each non-employee director, upon appointment, election or re-election to the Sylvan Board, and who continues to serve on the Sylvan Board as of the anniversary of election or appointment will upon election/appointment and on each anniversary thereof be granted an option to purchase 5,000 shares of Sylvan Common Stock at an exercise price equal to the fair market value of the stock on the date of the grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  All officers have made timely filings of all change in beneficial ownership declarations required by the SEC during the year ended December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  None of the directors serving on the Compensation Committee are or have been officers or employees of Sylvan, and neither the Chief Executive Officer nor any of the named Executive Officers have served on the Compensation Committee. No director or executive officer of Sylvan is a director, executive officer or member of the compensation or similar board committee of any other corporation that has a director or executive officer who is also a director or Compensation Committee member of Sylvan.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Compensation of Executive Officers. The following table shows for the years ended December 31, 1997, 1996 and 1995, compensation paid by Sylvan, including salary, bonuses, stock options, and certain other compensation, to its Co-Chief Executive Officers and each of its four other most highly compensated executive officers at December 31, 1997 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                         ANNUAL COMPENSATION             AWARDS
                                                 ------------------------------------ ------------
                                                                                       SECURITIES
        NAME AND                                 YEAR SALARY   BONUS  OTHER ANNUAL $   UNDERLYING     ALL OTHER $
   PRINCIPAL POSITION                             $      $       $    COMPENSATION(1)  OPTIONS(#)   COMPENSATION(4)
   ------------------                            ---- ------- ------- --------------- ------------  ---------------
R. Christopher HoehnSaric,.................      1997 254,167 125,000      6,600             --              --
 Chairman of the Board and                       1996 225,000 112,500      6,600             --              --
 Co-Chief Executive Officer                      1995 200,000 112,500      6,600        465,000(3)           --

Douglas L. Becker,.........................      1997 254,167 125,000      6,600             --              --
 President, Co-Chief Executive                   1996 225,000 112,500      6,600             --              --
 Officer and Director                            1995 200,000 112,500      6,600        465,000(3)           --

B. Lee McGee,.............................       1997 154,167  75,000      6,600             --              --
 Senior Vice President and                       1996 150,000  75,000      6,600             --              --
 Chief Financial Officer                         1995 120,000  75,000      6,600        105,000(3)           --

Steven Hoffman,...........................       1997 219,738  58,000      6,600             --        $132,193
 President--                                     1996  57,211  58,000     15,058        112,500              --
 Sylvan Prometric Division(2)                    1995      --      --         --             --              --

Peter Cohen,..............................       1997 210,000  28,000      6,600             --        $ 55,515
 President--                                     1996  64,211  28,000      6,540        112,500              --
 Learning Services Division(2)                   1995      --      --         --             --              --

Paula Singer,.............................       1997 140,000      --      6,600         37,500              --
 President--Contract                             1996 115,209  40,350      6,600         18,750              --
 Educational Services Division                   1995  96,875   5,704      6,600             --              --

--------
(1) The amounts in this column represent automobile allowances and moving expense reimbursement for Messrs. Hoffman and Cohen.
(2) Mr. Hoffman was hired on September 16, 1996. Mr. Cohen was hired on August 22, 1996.
(3) These options were granted in early 1996 as part of the Named Executive Officer's 1995 compensation package.
(4) The amounts in this column represent relocation compensation for Messrs. Hoffman and Cohen and interest on a $231,000 loan to Mr. Hoffman.

  Option Grants in Last Fiscal Year. The following table sets forth certain information relating to options granted to the Named Executive Officers to purchase shares of Sylvan Common Stock during 1997.

                               INDIVIDUAL GRANTS

                                                                                      POTENTIAL
                                                                                     REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF
                                                                                        STOCK
                         NUMBER OF   PERCENT OF                                         PRICE
                         SECURITIES TOTAL OPTIONS                                 APPRECIATION FOR
                         UNDERLYING  GRANTED TO   EXERCISE OR                        OPTION TERM
                          OPTIONS   EMPLOYEES IN  BASE PRICE      EXPIRATION     ----------------------
          NAME            GRANTED    FISCAL YEAR   PER SHARE         DATE           5%          10%
          ----           ---------- ------------- ----------- ------------------ --------    ----------
R. Christopher
 Hoehn-Saric............       --         --            --            --               --            --
Douglas L. Becker.......       --         --            --            --               --            --
B. Lee McGee............       --         --            --            --               --            --
Steven Hoffman..........       --         --            --            --               --            --
Peter Cohen.............       --         --            --            --               --            --
Paula Singer............   37,500          4%       $41.06    September 19, 2003 $523,662(1) $1,188,011(1)

--------
(1) The assumed annual rates of appreciation of five and ten percent would result in the price of Sylvan's Common Stock increasing to $55.02 and $72.74, respectively. The options expire six years from date of grant.

  Over the last two years, the market price of Sylvan's Common Stock has increased at a compounded annual rate of 40.23%.

  The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential gains to optionees are mandated by the rules of the SEC.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 1997 for the Named Executive Officers. Value is considered to be, in the case of exercised options, the difference between exercise price and market price on the date of exercise and, in the case of unexercised options, the difference between exercise price and market price at December 31, 1997.

                                                     NUMBER OF    VALUE OF
                                                    SECURITIES   UNEXERCISED
                                 SHARES             UNDERLYING     IN-THE-
                                ACQUIRED            UNEXERCISED     MONEY
                                  UPON     VALUE    OPTIONS AT   OPTIONS AT
             NAME               EXERCISE  REALIZED  YEAR-END(1)  YEAR-END(1)
             ----               -------- ---------- -----------  -----------
R. Christopher Hoehn-Saric..... 223,597  $6,958,618   527,500(E) $13,916,485(E)
                                                      323,000(U) $ 6,887,390(U)
Douglas L. Becker.............. 223,594  $6,958,509   527,500(E) $13,916,485(E)
                                                      323,000(U) $ 6,887,390(U)
B. Lee McGee...................  34,600  $1,008,284    82,850(E) $ 1,999,028(E)
                                                       64,500(U) $ 1,272,210(U)
Steven Hoffman.................      --          --    22,500(E) $   318,825(E)
                                                       90,000(U) $ 1,275,300(U)
Peter Cohen....................      --          --    22,500(E) $   337,500(E)
                                                       90,000(U) $ 1,350,000(U)
Paula Singer...................  14,000  $  454,740    33,350(E) $ 1,051,901(E)
                                                       59,900(U) $   380,772(U)

--------
(1) ) (E) = Exercisable; (U) = Unexercisable.

COMPENSATION COMMITTEE REPORT

  Introduction. The Compensation Committee consists of three outside directors, none of whom has ever been an officer or employee of the Company. The function of the Compensation Committee is to recommend to the Board of Directors policies regarding the Company's compensation of, and to recommend specific compensation for, the Company's executive officers. The Compensation Committee's responsibilities also include administering the Company's stock option plans and making decisions regarding option grants to officers and other key employees. The Compensation Committee also periodically reviews the Company's employee benefit plans that are intended to qualify under Section 401 of the Internal Revenue Code to determine whether any changes to those plans may be appropriate. The Compensation Committee meets at least once a year to review management performance and compensation and to recommend to the Board bonuses and option grants for current personnel. The Compensation Committee also meets on an as-needed basis to recommend compensation for newly created or expanded executive positions.

  Compensation Philosophy and Approach. The principal elements of the Company's Executive Compensation Program consist of both annual and long-term compensation, including base salary and annual incentive cash bonuses and, at appropriate times, long-term incentive compensation in the form of stock options. The Committee has put primary emphasis on long-term incentive stock options based upon their belief that Messrs. Hoehn-Saric and Becker, the Co-Chief Executive Officers, should have a significant portion of their compensation contingent upon increases in the market price of Sylvan Common Stock. Aided by the review by a management consulting firm, the Compensation Committee continues to believe that this approach and philosophy is appropriate.

  Base Salaries. The Company's executive officer base salary levels are submitted for approval by the Board based on the Compensation Committee recommendations. In establishing compensation for the Company's executive officers, the Compensation Committee utilized recommendations of a management consulting firm. Based on the management consulting firm's analysis of executive compensation, the 1997 salary of each Co-CEO was set at $254,167, compared to $225,000 paid in 1996.

  Annual Incentive Cash Bonus. In addition to base salaries, executive officers of the Company are eligible to receive annual cash bonuses, at the discretion of the Board of Directors. Cash bonuses are determined on the basis of (a) the overall financial performance of the Company and (b) annual personal performance objectives for each officer, established by the Compensation Committee at the beginning of the year.

  Long-term Incentive Stock Options. Options are granted to executive officers and other key employees whom the Compensation Committee determines to be essential to the future growth and profitability of the Company. Based upon performance criteria similar to those applicable to the cash bonus payment, the Compensation Committee determines the employees to whom options will be granted, the number of shares covered by each grant and the exercise price and vesting period for each grant. The Compensation Committee typically grants stock options with relatively long vesting periods, creating strong incentives for recipients of stock option grants to remain in the employ of the Company.

  Messrs. Hoehn-Saric and Becker, the Co-Chief Executive Officers and Mr. McGee, the Chief Financial Officer, had been entitled to annual stock option grants under the Company's 1993 Management Stock Option Plan based on the Company's performance as compared to profitability targets established by the Compensation Committee. In 1996, the 1993 Management Stock Option Plan was discontinued, and in 1996 Messrs. Hoehn-Saric, Becker and McGee received grants from the stockholder-approved 1996 Senior Management Stock Option Plan. No additional options have been granted from this plan to date.

  Equity Position in Caliber Learning Network, Inc. In July of 1996 the Board of Directors approved the formation of an entity to pursue an opportunity identified by the executive officers for establishing an international distribution network of adult professional education services. The Board considered many options for how to best structure the entity needed to pursue this opportunity. Aided by the review of an independent management consulting firm of the Co-CEOs' compensation, it was concluded that the Co-CEOs should be entitled to purchase an equity ownership of 35% (17.5% each) of the entity as part of their overall compensation package. Subsequently, the Board and Co-CEOs concluded that securing a strategic partner for pursuing this opportunity was critical. In October 1996, Caliber Learning Network, Inc. ("Caliber") was established with MCI as the strategic partner and investor. The Co-CEOs' equity ownership was diluted based on MCI's investment to 28% (14% each) in October 1996. Messrs. Becker and Hoehn-Saric receive no additional compensation as members of Caliber's board of directors or as a result of their executive positions in Caliber.

  Co-CEOs' and President's Compensation. Mr. Hoehn-Saric has served as Chief Executive Officer and Chairman of the Board since April 1993, and served as President from 1988 to 1993. Mr. Becker has served as President of the Company since April 1993, and served as CEO of the Sylvan Learning Center division of the Company from February 1991 to April 1993. In December 1995, Mr. Becker was named Co-Chief Executive Officer of the Company and continues to serve as President of the Company.

  Messrs. Becker and Hoehn-Saric have employment agreements with the Company which have terms ending December 31, 2000.

  Messrs. Hoehn-Saric and Becker, the Co-CEOs, may earn incentive cash bonuses based on the Company's actual annual financial performance as compared to the annual operating budget and the accomplishment of specific objectives established at the beginning of the year by the Compensation Committee. Financial performance accounts for 80% of the potential bonus and the remaining 20% is based on the subjective determination by the Compensation Committee as to accomplishment of the specific objectives. A financial performance bonus may be paid if at least 80% of the financial performance objectives are achieved but is reduced from the target bonus amount by a formula based on the percentage of the financial performance objectives that are actually achieved. A bonus of up to 150% of the target bonus amount can be earned if actual financial performance results were 200% of the objectives.

  In February 1998, the Compensation Committee recommended, and the Board of Directors approved, cash bonuses for Messrs. Hoehn-Saric and Becker of $125,000 each. These bonuses were based on financial performance and accomplishment of specific objectives in 1997 as described above.

  In October 1997, the Committee engaged an independent management consulting firm to review the compensation of the Company's Co-CEOs and to advise the Compensation Committee as to the appropriate level of base salary, and short term and long term incentive compensation, based on comparable public companies' plans and the consultants' experience in assisting public companies to establish management compensation plans. As a result, changes were made to the Co-CEOs' compensation for 1998, which included the issuance of additional long term incentive stock options.

                                          Mr. Donald V. Berlanti--Chairman
                                          Mr. James H. McGuire
                                          Mr. J. Phillip Samper

STOCK PERFORMANCE GRAPH

  Sylvan is required to provide a five-year comparison of the cumulative total stockholder return on the Sylvan Common Stock, with that of a broad equity market index and either a published industry index, or a Sylvan-constructed peer group index.

  The following graph compares the cumulative total stockholder return on the Sylvan Common Stock during the period beginning December 9, 1993 (the date of Sylvan's initial public offering) and ending December 31, 1997, with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies), and a Sylvan constructed peer group index. The issuers included in this peer group index are Strayer Education, Inc. (STRA), Apollo Group, Inc. (APOL), Berlitz International (BTZ) and Devry, Inc. (DV). The comparison assumes $100 was invested on December 9, 1993 in the Sylvan Common Stock and in each of the foregoing indices.

  In previous proxy statements, the Sylvan constructed peer group index included National Education Corporation and Education Alternatives, Inc. These two companies no longer trade as public companies and have been replaced with Strayer Education and Apollo Group.

  Sylvan does not make, nor does it endorse, any predictions as to future stock performance.



                COMPARISON OF 49-MONTH CUMULATIVE TOTAL RETURN*
                     AMONG SYLVAN LEARNING SYSTEMS, INC.,
                    THE NASDAQ STOCK MARKET (U.S.) INDEX,
                     A NEW PEER GROUP AND OLD PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE



                                               THE NASDAQ
                                               STOCK
Measurement Period           SYLVAN LEARNING   MARKET        A NEW PEER  OLD PEER
(Fiscal Year Covered)        SYSTEMS, INC.     (U.S.) INDEX  GROUP       GROUP
---------------------        ---------------   ------------  ----------  ----------
Measurement Pt-12/09/1993    $100              $100          $100        $100
FYE 12/31/1993               $117              $100          $102        $100
FYE 12/31/1994               $168              $100          $104        $104
FYE 12/31/1995               $253              $141          $256        $165
FYE 12/31/1996               $364              $173          $457        $264
FYE 12/31/1997               $498              $213          $661        $354

* $100 INVESTED ON 12/09/93 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

SYLVAN MANAGEMENT

  Executive Officers and Directors. The executive officers and directors of Sylvan are:

          NAME                          AGE                            POSITION
          ----                          ---                            --------
R. Christopher Hoehn-Saric..........     35 Co-Chief Executive Officer and Chairman of the Sylvan Board
Douglas L. Becker...................     32 Co-Chief Executive Officer, President; Secretary; Director
B. Lee McGee........................     42 Executive Vice President and Chief Financial Officer; Treasurer
Steve Hoffman.......................     45 President--Sylvan Prometric Division
Peter Cohen.........................     43 President--Learning Services Division
Paula Singer........................     43 President--Contract Educational Services Division
Donald V. Berlanti(1)(2)............     60 Director
Nancy A. Cole.......................     55 Director
J. Phillip Samper(1)(2).............     63 Director
James H. McGuire(1)(2)..............     54 Director
R. William Pollock..................     69 Director
Rick Inatome........................     44 Director

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

  Information relating to Sylvan's executive officers (other than Messrs. Hoehn-Saric and Becker) is set forth below. See "Information Concerning Nominees" and "Information Concerning Remaining Directors" above for information relating to Messrs. Hoehn-Saric and Becker and the other Sylvan directors.

  B. Lee McGee. Mr. McGee has been Chief Financial Officer of Sylvan or its predecessor entities since 1987. Prior to that time, he held various positions with Kinder-Care Learning Centers, Inc. In December 1997, Mr. McGee was also named Executive Vice President of the Company.

  Paula Singer. Ms. Singer has been the President of the Contract Educational Services Division since November 1996. Previously she served as Vice President of the Division since 1993. Prior to joining Sylvan, Ms. Singer held positions as General Manager of American Learning, Inc. and Vice President of American Learning Corporation.

  Steven Hoffman. Mr. Hoffman has been the President of Sylvan Prometric since September 1996. Prior to joining Sylvan, Mr. Hoffman was the Vice President of Operations for the Computer Task Group, a consulting and outsourcing firm serving the IT industry. Prior to that time, he held various positions for International Business Machines, Corp.

  Peter Cohen. Mr. Cohen has been the President of the Learning Services Division since September 1996. Prior to joining Sylvan, he was the Chief Executive Officer of The Pet Practice, an 85 hospital veterinary business. He also served as Vice President of Sales for National Media Corporation and Senior Vice President of Corporate Operations for Nutri System Weight Loss Centers.

  There are no family relationships among any of the executive officers or directors of Sylvan. Executive officers of Sylvan are elected by the Sylvan Board on an annual basis and serve at the discretion of the Sylvan Board.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of Sylvan Common Stock as of April 8, 1998 by (i) each person who owns beneficially more than 5% of Sylvan Common Stock, (ii) each of the director nominees and directors of Sylvan, (iii) the Co-Chief Executive Officers and each of the Named Executive Officers and (iv) all directors and executive officers as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

                                                               BENEFICIALLY
                                                                   OWNED
                                                             -----------------
NAME                                                          NUMBER   PERCENT
----                                                         --------- -------
Donald V. Berlanti(1)....................................... 1,208,704   3.9%
Douglas L. Becker(2)(3)..................................... 1,516,436   4.9%
R. Christopher Hoehn-Saric(2)(3)............................ 1,527,385   4.9%
R. William Pollock.......................................... 1,910,715   6.1%
J. Phillip Samper...........................................    41,536     *
Nancy A. Cole(4)............................................        --     *
James H. McGuire............................................        --     *
Rick Inatome................................................        --     *
B. Lee McGee(2).............................................   354,850   1.1%
Steven Hoffman(2)...........................................   120,675     *
Paula Singer(2).............................................    95,000     *
Peter Cohen(2)..............................................   112,500     *
Nevis Capital Management, Inc.(5)........................... 1,706,947   5.5%
All directors and executive officers as a group (12 per-
 sons)...................................................... 6,887,801  22.1%

--------
 * Represents beneficial ownership of not more than one percent of the outstanding Sylvan Common Stock.
(1) The address of this holder is 4535 E. Quartz Mountain Rd., Paradise Valley, Arizona 85253. Includes shares held by Quince Associates Limited Partnership, of which Mr. Berlanti is sole general partner, and by Evensong LLC, in which Mr. Berlanti holds a 35% interest. Includes options to purchase 33,750 shares held directly by Mr. Berlanti.
(2) The address of Ms. Singer and Messrs. Becker, Hoehn-Saric, McGee, Hoffman and Cohen is 1000 Lancaster Street, Baltimore, Maryland 21202.
(3) Includes options to purchase 1,270,500 shares of Sylvan Common Stock, of which 527,500 are immediately exercisable within the next 60 days.
(4) Ms. Cole is the President of ETS and serves on its Board of Trustees. ETS owns 425,810 shares of Sylvan Common Stock, as to which Ms. Cole disclaims beneficial ownership.
(5) Nevis Capital Management, Inc. exercises sole voting and investment power over all of the 1,706,947 shares held. The address of this holder is 1119 St. Paul Street, Baltimore, MD 21202.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Ms. Nancy Cole, director, is the President of Educational Testing Service ("ETS") and serves on its Board of Trustees. ETS owns 425,810 shares of Sylvan Common Stock. In the ordinary course of its business, Sylvan entered into both a domestic and international contract with ETS for the delivery of testing domestically and delivery and development of a testing network internationally. Sylvan generated $33.2 million, $19.6 million and $17.3 million revenues in calendar year 1997, 1996, and 1995 respectively, from these ETS contracts.

II. CHARTER AMENDMENTS

  On February 23, 1998, the Sylvan Board unanimously approved a resolution to amend Sylvan's Charter to increase the number of authorized shares of Sylvan Common Stock from 40,000,000 shares to 90,000,000 shares (the "Common Shares Amendment") and to increase from 250,000 to 900,000 the number of shares of Preferred Stock designated as Series A Junior Participating Preferred Stock (the "Preferred Shares Amendment"). Sylvan's Charter currently authorizes 50,000,000 shares of capital stock, of which 40,000,000 are classified as

Common Stock and 10,000,000 are classified as Preferred Stock. If the Common Shares Amendment is approved, Sylvan would be authorized to issue up to 90,000,000 shares of Common Stock.

  At the same meeting, the Sylvan Board declared a stock dividend of three shares of Sylvan Common Stock for every two shares of Sylvan Common Stock outstanding as of April 1, 1998 (the "Stock Dividend"). Holders of record of the Sylvan Common Stock on April 1, 1998 will receive the Stock Dividend on May 22, 1998. Stockholders will not be entitled to receive any resulting fractional shares, but will receive the value of any such fractional shares in cash. Payment of the Stock Dividend is contingent upon the approval by the stockholders of the Charter Amendments.

COMMON SHARES AMENDMENT

  The Common Shares Amendment would Revise Article Fifth of Sylvan's Charter to read, in its entirety, as follows:

    "The total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares, having an aggregate par value of $1,000,000, of which 90,000,000 shares, par value of $.01 per share, amounting in aggregate par value to $900,000, shall be Common Stock, and 10,000,000 shares, par value of $.01 per share, amounting in aggregate par value to $100,000,shall be Preferred Stock."

  The increase in the number of authorized shares of Sylvan Common Stock will enable Sylvan to pay the Stock Dividend and will provide additional shares for issuance by the Board of Directors, without the delay and expense of further stockholder approval at such time or times and for such proper corporate purposes as the Board may in the future deem advisable. Shares may be issued if and when the Sylvan Board determines it to be in the best interest of Sylvan to do so, which may include, issuances (i) as part of an acquisition transaction; (ii) to obtain funds through the sale of Sylvan Common Stock;
(iii) to declare a stock split or stock dividend (as in the case of the Stock Dividend); (iv) in respect of the 1993 Plan, the Management Plan, the 1998 Stock Incentive Plan, if such plan is approved by the stockholders at the Annual Meeting, or other employee benefit or stock plans; or (v) for other appropriate corporate purposes. Unless required by applicable law, the rules of Nasdaq, the Charter or the By-Laws, it is not anticipated that the future vote of stockholders will be required prior to the issuance of Sylvan Common Stock for any of the purposes described above.

PREFERRED SHARES AMENDMENT

  The Preferred Shares Amendment would revise Article Second of the Articles Supplementary of Sylvan's Charter to read, in its entirety, as follows:

    "1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 900,000, subject to increase or decrease by action of the Board of Directors effectuated by further Articles Supplementary."

  On September 27, 1996, the Sylvan Board adopted a shareholder rights plan (the "Rights Plan"). The Rights Plan is designed to protect the long-term interests of Sylvan and its stockholders in the event of an unsolicited takeover attempt by, among other things, encouraging potential acquirers of Sylvan to negotiate with the Board of Directors so as to enhance the Sylvan Board's ability to achieve the best possible value for all Sylvan stockholders. Under the Rights Plan, each holder of Sylvan Common Stock received one right for each share of Sylvan Common Stock held, and each share of Sylvan Common Stock issued thereafter automatically included one such right. Once exercisable, each right entitles the holder, other than the acquiring person, to purchase from Sylvan one hundredth of one share of Series A Junior Participating Preferred Stock for $104.67 ($157.00 after adjustment for the Stock Dividend) or, in lieu thereof, to purchase for the same price, Sylvan Common Stock having a value of twice such price. Therefore, as part of the Common Shares Amendment, the shareholders are also asked to vote upon the Preferred Shares Amendment to increase the number of shares of Series A Junior Participating Preferred Stock that Sylvan is authorized to issue to 900,000 shares.

  Sylvan may redeem the rights at a price of $.05 per right at any time prior to a specified period of time after a person has become the beneficial owner of 15% or more of its Common Stock. The rights will expire on November 7, 2006, unless earlier exchanged or redeemed.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF SYLVAN COMMON STOCK OUTSTANDING AS OF THE RECORD DATE IS REQUIRED FOR APPROVAL AND RATIFICATION OF THE CHARTER AMENDMENTS.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
       VOTE FOR THE APPROVAL AND RATIFICATION OF THE CHARTER AMENDMENTS

III. 1993 PLAN AMENDMENTS

  After the 1997 Annual Meeting, the Sylvan Board of Directors, pursuant to the recommendation of its Compensation Committee, amended the 1993 Employee Stock Option Plan (the "1993 Plan") on June 24, 1997 and on September 19, 1997 to increase the number of shares of Common Stock available for award thereunder by 300,000 shares and 300,000 shares, respectively (collectively, the "1993 Plan Amendments"). Before these two amendments, the total number of shares authorized for award under the 1993 Plan was 3,200,000 shares and, upon approval of the 1993 Plan Amendments, will be 3,800,000 shares. As of the Record Date, options to purchase 3,145,092 shares were outstanding under the 1993 Plan at a weighted average exercise price $21.65 per share. The Compensation Committee recommended the increases for the primary purpose of rewarding key employees for past performance and giving key employees, including those joining Sylvan as new hires as a result of acquisitions, or otherwise, incentive to perform at a high standard in the future.

  All full-time employees, including executive officers, of Sylvan are eligible to participate in the 1993 Plan. The Compensation Committee determines which of the eligible employees should receive options and, in the Compensation Committee's discretion, associated stock appreciation rights under the 1993 Plan based on certain performance criteria determined by the Compensation Committee. In addition, the Compensation Committee determines the type of option (incentive or non-qualified, or both) to be granted, the number of shares subject to each option, the rate of option exercisability and, subject to certain provisions, the option price and duration of the option. The per share exercise price for options granted under the 1993 Plan must be equal to at least 100% of the per share fair market value of the Sylvan Common Stock underlying the options on the date of grant. The options granted under the 1993 Plan can be exercised through payment of cash, or by a cashless exercise or a combination of both. On the Record Date, the aggregate market value of the 3,145,092 shares of Sylvan Common Stock underlying outstanding options on that date under the 1993 Plan was $149,014,459.

  On the Record Date, employees who were not executive officers of Sylvan held 2,005,242 of the 3,145,092 options outstanding at that date under the 1993 Plan, with executive officers holding the remaining outstanding on that date.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF SYLVAN COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL AND RATIFICATION OF THE 1993 PLAN AMENDMENTS.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE 1993 PLAN AMENDMENTS

IV. ADOPTION OF THE 1998 STOCK INCENTIVE PLAN

  The Board of Directors proposes that the stockholders of the Company approve the 1998 Stock Incentive Plan (the "Plan"). The following is a fair and complete summary of the Plan as proposed to be adopted; it is qualified in its entirety by reference to the full text of the Plan, which appears as Exhibit A to this Proxy Statement.

GENERAL

  Purpose: The purpose of the Plan as proposed is to promote the long-term growth and profitability of the Company by providing key people with incentives to improve stockholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain and reward the best-available persons. The Plan is not intended to affect any stock options or other equity-based compensation or benefits granted by the Company that are outstanding on the date of adoption of this Plan.

  Shares Available under the Plan: The number of shares of Sylvan Common Stock that may be issued with respect to awards granted under the proposed Plan shall not exceed an aggregate of 2,500,000 shares of Sylvan Common Stock; provided that no more than five hundred thousand (500,000) of such shares may be issued with respect to awards granted to non-employee directors of the Company. The maximum number of shares of Sylvan Common Stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual shall be limited to 500,000 shares. These limits are subject to adjustment to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Sylvan Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares shall thereafter be available for further awards under the Plan. As of April 8, 1998, the fair market value of a share of the Sylvan Common Stock, determined by the last reported sale price per share of Sylvan Common Stock on such date as quoted on the Nasdaq National Market, was $47.38.

  Administration: The proposed Plan will be administered by the Board of Directors or by such committee or committees as may be appointed by the Board of Directors from time to time (the Board of Directors, committee or committees hereinafter referred to as the "Administrator"). The Administrator shall have full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which awards shall be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below or as provided in an applicable grant agreement, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

  In the event of changes in the Sylvan Common Stock by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan and to the number, kind and price of shares covered by outstanding awards, and shall, in its discretion and without the consent of holders of awards, make any other adjustments in outstanding awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash or in shares of Sylvan Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

  Without the consent of holders of awards, the Administrator, in its sole discretion, may make any modifications to any awards, including but not limited to cancellation, forfeiture, surrender or other termination of the awards in whole or in part regardless of the vested status of the award, in order to facilitate any business combination that is authorized by the Board of Directors of the Company to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

  Without the consent of holders of awards, the Administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  Participation: Participation in the Plan will be open to all employees, officers, and directors of the Company or any of its affiliates, as may be selected by the Administrator from time to time. As of April 8, 1998, all six
(6) non-employee directors, and approximately 500 employees would be eligible to participate in the Plan.

TYPE OF AWARDS

  The Plan as proposed would allow stock options, stock appreciation rights, stock awards, phantom stock awards, convertible securities, and performance awards to be granted. These awards may be granted separately or in tandem with other awards. The Administrator will determine the prices, expiration dates and other material conditions upon which such awards may be exercised. The Company may make or guarantee loans to award recipients to assist them in exercising awards and satisfying any withholding tax obligations.

  Stock Options: The proposed Plan allows the Administrator to grant either awards of incentive stock options as that term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options; provided, however, that awards of incentive stock options shall be limited to employees of the Company or of any subsidiary of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option exercise price may be paid in cash, by tender of shares of Sylvan Common Stock, by a combination of cash and shares, or by any other means the Administrator approves.

  Stock Appreciation Rights: The proposed Plan allows the Administrator to grant awards of Stock Appreciation Rights ("SAR"). An SAR entitles the holder to receive a payment in cash, in shares of Common Stock, or in a combination of both, having an aggregate value equal to the product of (i) the excess of
(A) the fair market value on the exercise date of one share of Common Stock over (B) the base price per share specified in the grant agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.

  Stock and Phantom Stock Awards, and Convertible Securities: The proposed Plan allows the Administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units ("phantom stock"), or debentures or other securities convertible into Sylvan Common Stock to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Sylvan Common Stock, or in a combination of both.

  Performance Awards: The proposed Plan allows the Administrator to grant performance awards which become payable in cash, in shares of Sylvan Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the Administrator. Performance goals established by the Administrator may be based on the Company's or an affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an affiliate as a whole, over such performance period as the Administrator may designate.

  Option Awards to Non-Employee Directors: Upon approval of the Plan by the stockholders, each non-employee director of the Company will be awarded a nonqualified stock option for 5,000 shares of Sylvan Common Stock. Thereafter, upon his or her initial appointment or election to the Sylvan Board, each non-employee director will be awarded a nonqualified stock option for 5,000 shares of Sylvan Common Stock. Each non-employee director will be awarded a non-qualified stock option for 5,000 shares on each anniversary of the director's appointment or election to the Sylvan Board during the period that the individual serves as a non-employee director of the Company. All such nonqualified options granted to non-employee directors shall have a ten-year term, shall be immediately exercisable, and shall have an exercise price equal to the fair market value of the shares on the date of grant.

AWARDS UNDER THE PLAN

  Because participation and the types of awards granted under the Plan as proposed are subject to the discretion of the Administrator, the benefits or amounts that will be received by any participant or groups of participants if the Plan is approved are not currently determinable.

AMENDMENT AND TERMINATION

  The Board of Directors of the Company may terminate, amend or modify the Plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of the current federal income tax treatment of stock options, which would be authorized to be granted under the Plan as proposed, based upon the current provisions of the Code and regulations promulgated thereunder. The discussion set forth below, insofar as it relates to the deductibility of any compensation payable under the Plan, is subject to the paragraph captioned "Disallowance of Deductions" relating to compensation in excess of $1,000,000 payable to certain executive officers.

  Incentive Stock Options: Incentive stock options under the Plan are intended to meet the requirements of Code section 422. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

  If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

  Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

  Disallowance of Deductions: The Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF SYLVAN COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL AND RATIFICATION OF THE ADOPTION OF THE 1998 STOCK INCENTIVE PLAN.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE ADOPTION OF THE 1998 STOCK INCENTIVE PLAN.

V. THE EMPLOYEE STOCK PURCHASE PLAN AMENDMENT

  The Sylvan Board of Directors, pursuant to the recommendation of its Compensation Committee, amended the Employee Stock Purchase Plan (the "Stock Purchase Plan") on March 31, 1998 to increase the number of shares of Sylvan Common Stock available for purchase thereunder by 150,000 shares (the "Stock Purchase Plan Amendment"). Before this amendment, the total shares available for purchase under the Stock Purchase Plan was 50,000 shares, and upon approval of the Plan Amendment will be 200,000 shares. The Employee Stock Purchase Plan was established by the Board of Directors on March 31, 1997, and approved and adopted by the stockholders at the 1997 Annual Meeting. Pursuant to the Stock Purchase Plan, employees purchased 16,049 shares of Sylvan Common Stock based on calendar year 1997 employee participation.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF SYLVAN COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL AND RATIFICATION OF THE STOCK PURCHASE PLAN AMENDMENT.

  THE BOARD OF DIRECTOR UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE STOCK PURCHASE PLAN AMENDMENT.

VI. AUDITOR CONFIRMATION

  The Sylvan Board of Directors, pursuant to the recommendation of its Audit Committee, has selected Ernst & Young LLP, independent auditors, to examine and audit the financial statements of Sylvan for the fiscal year ending December 31, 1998. Ernst & Young LLP has served as independent auditors of Sylvan since 1991. A partner of the firm will be present at the Annual Meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if he desires to do so.

  In 1997, Ernst & Young LLP performed various professional services for Sylvan. They included completion of the examination of 1996 financial statements for Sylvan, other review work of required filings with the SEC, preliminary work on the examination of fiscal year 1997 financial statements, preparation of corporate tax returns and other consultation with Sylvan personnel on accounting and related matters.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF SYLVAN COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS SYLVAN'S INDEPENDENT AUDITORS.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS SYLVAN'S INDEPENDENT AUDITORS.

VII. OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters in accordance with their judgment as to the best interests of Sylvan.

                             STOCKHOLDER PROPOSALS

  Any stockholder proposals intended to be presented at Sylvan's 1999 Annual Meeting must have been received by Sylvan's Secretary for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting not later than December 21, 1998.

                                 MISCELLANEOUS

  A copy of the Sylvan's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by writing Investor Relations, Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21202 or by telephoning (410) 843-8000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Douglas L. Becker
                                          Secretary

Baltimore, Maryland
April 21, 1998

                                                                      EXHIBIT A

                         SYLVAN LEARNING SYSTEMS, INC.
                           1998 STOCK INCENTIVE PLAN

                           EFFECTIVE: MARCH 31, 1998

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

  Sylvan Learning Systems, Inc. hereby establishes the SYLVAN LEARNING SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of Sylvan Learning Systems, Inc. (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

  The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, convertible securities or any combination of the foregoing. The Plan is not intended to affect any stock options or other equity-based compensation or benefits granted by the Corporation that are outstanding on the date of adoption of this Plan.

2. DEFINITIONS

  Under this Plan, except where the context otherwise indicates, the following definitions apply:

  (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

  (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

  (c) "Board" shall mean the Board of Directors of the Corporation.

  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

  (e) "Common Stock" shall mean shares of common stock of the Corporation, par value of one cent ($0.01) per share.

  (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (g) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the

Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

  (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

  (i) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

  (j) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3. ADMINISTRATION

  (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

  (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

  The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan or the applicable Grant Agreement, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

  The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

  (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

  (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

  (e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and by-laws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

  (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

  Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of two million five hundred thousand (2,500,000) shares of Common Stock; provided that no more than five hundred thousand (500,000) of such shares may be issued with respect to Awards granted to non-employee directors of the Corporation. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

  Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual shall be limited to seven hundred fifty thousand (750,000) shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5. PARTICIPATION

  Participation in the Plan shall be open to all employees, officers, and directors of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6. AWARDS

  The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

  (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

  (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

  (c) Stock Awards and Convertible Securities. The Administrator may from time to time grant restricted or unrestricted stock Awards or debentures or other securities convertible into Common Stock to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

  (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

  (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

  (f) Option Awards to Non-Employee Directors. (i) Each director of the Corporation who is not an employee of the Corporation or any Subsidiary of the Corporation ( a "Non-Employee Director") is automatically granted a nonqualified stock option to purchase 5,000 shares of Common Stock on the date this Plan is approved by the shareholders of the Corporation ("Approval Date"). Each person who is not an employee of the Corporation or any Subsidiary of the Corporation and who is (A) first appointed as a director by the Board of Directors to fill any vacancy on the Board or (B) first elected as a director of the Corporation at any annual or special meeting of shareholders of the Corporation, after the Approval Date shall be automatically granted a nonqualified stock option to purchase 5,000 shares of Common Stock on the date of such appointment ("Appointment Date") or election ("Election Date"). Upon each anniversary of a Non-Employee Director's appointment or election to the Board during the Non-Employee Director's term of service as a director, provided that he or she has not ceased to be a director prior to the applicable anniversary date, the Non-Employee Director shall be automatically granted a nonqualified stock option to purchase 5,000 shares of Common Stock. The occurrence of the Approval Date, the Appointment Date, the Election Date, or the anniversary of the Appointment Date or Election Date, as the case may be, shall be sufficient to cause the automatic grant of the option and shall constitute the date of the grant of such option to each such director.

  (ii) Terms of Director Options. Each option granted to a Non-Employee Director pursuant to this Section 6(f) of the Plan shall have an exercise price per share equal to the Fair Market Value per share of Common

Stock on the date of grant of the option. Each option granted to a Non-Employee Director pursuant to this Section 6(f) of the Plan shall be immediately exercisable on the date of grant and shall terminate on the tenth anniversary of the date of grant ("Expiration Date") if not sooner terminated as provided herein. In the event the Non-Employee Director shall cease to be a director of the Corporation, or its successor, for any reason other than death or disability, such options shall terminate ninety (90) days after the Non-Employee Director ceases to be a director, but in no event later than the Expiration Date. In the event the Non-Employee Director shall cease to be a director of the Corporation, or its successor, due to death or disability, such options shall terminate one (1) year after the Non-Employee Director ceases to be a director, but in no event later than the Expiration Date.

  (iii) Payment of Exercise Price. Except as provided below, full payment for shares acquired pursuant to options granted to a Non-Employee Director pursuant to this Section 6(f) of the Plan shall be made in cash or by certified check at or prior to the time that an option, or any part thereof, is exercised (or in the discretion of the Administrator at such later time as the certificates for such shares are delivered). In the discretion of the Administrator, shares of Common Stock with a Fair Market Value on the date of exercise equal to the sum of (i) the exercise price and (ii) the amount, if any, of federal and state income and employment taxes that the Corporation is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a Fair Market Value on the date of exercise equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax withholding obligations arising from the exercise.

7. MISCELLANEOUS

  (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

  (b) Loans. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

  (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

  (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

  Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

  The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

  (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

  (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time.

  (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

  (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

  (j) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: March 31, 1998
Date Approved by the Stockholders:

                         SYLVAN LEARNING SYSTEMS, INC.
               1000 LANCASTER STREET, BALTIMORE, MARYLAND 21202

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker, and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") held by the undersigned as of the close of business on April 8, 1998, at the Annual Meeting of Stockholders to be held at the Harbor Court Hotel at 550 S. Light Street, Baltimore, Maryland 21202, on Monday, May 21, 1998 at 10:00 a.m., local time, and at any adjournment or postponements thereof.

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                    PLEASE VOTE, DATE AND SIGN ON REVERSE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


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                         SYLVAN LEARNING SYSTEMS, INC.
--------------------------------------------------------------------------------

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1997 Annual Report, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

RECORD DATE SHARES:






                                                         -----------------------
Please be sure to sign and date this Proxy.              Date
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
      Stockholder sign here                                 Co-owner sign here


1.  Proposal to elect the following persons       FOR ALL             FOR ALL
    as directors for the class indicated,         NOMINEES   WITHHOLD  EXCEPT
    and until their successors are duly             [_]       [_]       [_]
    elected and qualified:

                CLASS II-2 YEARS

DOUGLAS L. BECKER  JAMES H. MCGUIRE  RICK INATOME

    If you wish to withhold your shares for
    any individual nominee, mark the "For All
    Except" box and strike a line through the nominee's name.

2.  Proposal to approve and ratify amendments to    FOR     AGAINST   ABSTAIN
    Sylvan's Charter to increase the number of      [_]       [_]       [_]
    authorized shares of Sylvan Common Stock from 40,000,000 shares to 90,000,000 shares and to increase from 250,000 shares to 900,000 shares the number of shares of Preferred Stock which are designated as Series A Junior Participating
    Preferred Stock.

3.  Proposal to approve and ratify amendments to    FOR     AGAINST   ABSTAIN
    the 1993 Employee Stock Option Plan which       [_]       [_]       [_]
    increase the number of shares authorized for issuance upon exercise of options granted thereunder from 3,200,000 to 3,800,000 shares.

4.  Proposal to approve and ratify the adoption     FOR     AGAINST   ABSTAIN
    of the Sylvan Learning Systems, Inc. 1998       [_]       [_]       [_]
    Stock Incentive Plan.

5.  Proposal to approve and ratify an amendment     FOR     AGAINST   ABSTAIN
    to the Employee Stock Purchase Plan which       [_]       [_]       [_]
    increases the number of shares authorized for purchase thereunder from 50,000 shares to 200,000 shares.

6.  Proposal to ratify the selection of Ernst       FOR     AGAINST   ABSTAIN
    & Young as the independent auditors of the      [_]       [_]       [_]
    Company for the fiscal year ending
    December 31, 1998.

    Mark box at right if an address change or comment has been noted    [_]
    on the reverse side of this card.


DETACH CARD                                                          DETACH CARD


                         SYLVAN LEARNING SYSTEMS, INC.


Dear Stockholder,


Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. They are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 21, 1998.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Douglas L. Becker
Secretary